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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 15, 2006

155 East Tropicana, LLC 155 East Tropicana Finance Corp.
(Exact name of registrant as specified in its charter)

Nevada Nevada	333-124924 333-124924	20-1363044 20-2546581
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification No.)

115 East Tropicana Avenue, Las Vegas, NV	89109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(702) 597-6076

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 1 — registrant’s business and operations.

Item 1.01             Entry into a Material Definitive Agreement.

On December 15, 2006, 155 East Tropicana, LLC and 155 East Tropicana Finance Corp. (collectively, the “Company”) entered into an Amendment Number Three to Credit Agreement (the “Amendment”) with Wells Fargo Foothill, Inc.  (the “Lender”), amending the Credit Agreement dated as of March 29, 2005, as amended by that certain Amendment No. 1 to Credit Agreement dated January 20, 2006 and that certain Amendment Number Two the Credit Agreement dated June 6, 2006 (the “Credit Agreement”).

The Amendment changed the Credit Agreement by (i) removing the financial covenant requirements that obligated the Company to meet certain minimum EBITDA levels, maximum senior leverage ratios and minimum and maximum capital expenditure levels and (ii) modifying the definition of Maximum Revolver Amount to mean the lesser of $15,000,000 or 60% of the amount of the most recent appraisal of the liquidation value of the Real Property Collateral (as defined in the Credit Agreement).

Section 9 — financial statements and exhibits.

Item 9.01             Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit 10.1 — Amendment Number Three to the Credit Agreement dated December 15, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

155 East Tropicana, LLC
(Registrant)

	By:	/s/ Deborah J. Pierce
Date: December 21, 2006		Deborah J. Pierce
	Its:	Chief Financial Officer

155 East Tropicana Finance Corp.
(Registrant)

	By:	/s/ Deborah J. Pierce
Date: December 21, 2006		Deborah J. Pierce
	Its:	Chief Financial Officer